UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01. Other Events.

As previously reported by a report on Form 8-K filed October 25, 2007, Horace H. Ward, in his capacity as Disbursing Agent for Frankfort Tower Industries, Inc., a Delaware corporation (f/k/a ROHN Industries, Inc.) (the "Company") and related Debtors, filed on October 25, 2007, with the United States Bankruptcy Court for the Southern District of Indiana (Indianapolis Division) the Disbursing Agent's "Motion for Approval of Compromise and Settlement with Platinum Equity LLC and PFrank LLC" (the "Motion"). The Court approved the Motion on December 13, 2007. A copy of the Order of approval is filed as Exhibit 99.1 hereto and incorporated herein by reference

In addition, the Company filed its Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended November 30, 2007 on December 13, 2007 with the Bankruptcy Court, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The Company cautions readers not to place undue reliance upon the information contained in the Bankruptcy Court report that is filed as Exhibit 99.2 hereto, or in any monthly or quarterly Bankruptcy Court reports that it may from time to time file as exhibits to past or future Securities and Exchange Commission reports on Form 8-K, because such Bankruptcy Court reports:

•	are not audited;

•
are prepared in a format prescribed by bankruptcy law, which does not require conformity with generally accepted accounting principles ("GAAP"), and such reports therefore do not purport to reflect the financial condition or results of operations of the Company on a GAAP basis;

•	are not presented on a consolidated basis and therefore do not purport to present the consolidated financial condition and results of the Company and its subsidiaries; and

•
contain information for periods which may be shorter or otherwise different than those contained in reports that are required to be filed by companies that are subject to reporting obligations under Section 13(a) of the 1934 Act.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The exhibits described by the Exhibit Index that appears immediately following the signature is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on December 13, 2007.

FRANKFORT TOWER INDUSTRIES, INC.

By:	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Order Approving Motion for Approval of Compromise and Settlement with Platinum Equity LLC and PFrank LLC

99.2	Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended November 30, 2007